                                                                                    Exhibit 3.3
                                             ARTICLES OF INCORPORATION
                                                        OF
                                     O'SULLIVAN FURNITURE FACTORY OUTLET, INC.

                                                     ARTICLE I

         The name of the corporation is O'Sullivan Furniture Factory Outlet, Inc.

                                                    Article II

         The address of the corporation's initial registered office in the State of Missouri is
1900 Gulf Street, Lamar, Missouri 64759-1899 and the name of the initial registered agent at that address is Rowland H. Geddie, III.

                                                    Article III

         The total number of shares the corporation shall have the authority to issue is 100 shares of common stock with the part value of $1.00 per share.

                                                    Article IV

         The shareholders of the corporation shall have no preemptive right to acquire additional shares of stock of any class or series of the corporation, or any securities of the corporation convertible into such shares.

                                                     Article V

         The name and place of residence of the incorporator is as follows:

                 Name of Incorporator                                       Residence

                Rowland H. Geddie, III                                  1503 Gulf Street
                                                                     Lamar, Missouri  64759

                                                    Article VI

         The number of directors to constitute the first board of directors shall be five, and thereafter the number of directors shall be fixed by, or in the manner provided in, the Bylaws of the corporation.  The corporation shall notify the Secretary of State of any changes in the number of directors within 30 calendar days of such change.

                                                    Article VII

         The corporation shall have a perpetual duration.

                                                   Article VIII

         The purpose of the corporation is to engage in any lawful business.

                                                    Article IX

         The holders of capital stock shall not be entitled to cumulate voting rights.

                                                     Article X

         The Board of Directors is authorized to adopt, amend or repeal the Bylaws of the corporation, but the shareholders may adopt additional Bylaws and may amend or repeal any
Bylaw whether adopted by them or otherwise.

                                                    Article XI

         The corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         The corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees and expenses, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

         To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the two paragraphs above, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the corporation against expenses, including attorneys' fees and expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding.

         Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of any undertaking by or on behalf of the director or officer to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation.

         The foregoing provisions for indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification and advancement of expenses to which any such director or officer may be entitled by bylaw, agreement, vote of shareholders or of disinterested directors or otherwise.

         The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the
General and Business Corporation Law of Missouri.

                                                    Article XII

         No member of the Board of Directors shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (c) for a violation of Rev. Mo. Stat.ss.351.345 or (d) for any transaction from which the director derived an improper personal benefit.

                                                   Article XIII

         The power of the incorporator is to terminate upon the filing of these Articles of
Incorporation, and the name and mailing address of each person who is to serve as a director until the first annual meeting of the shareholders or until a successor is elected and qualified is as follows:

                   Name of Director                                      Mailing Address

                  Richard D. Davidson                         1900 Gulf Street
                                                              Lamar, Missouri 64759-1899

                  Tyrone E. Riegel                            1900 Gulf Street
                                                              Lamar, Missouri  64759-1899

                  Phillip J. Pacey                            1900 Gulf Street
                                                              Lamar, Missouri  64759-1899

                  Thomas M. O'Sullivan                        1900 Gulf Street

                                                              Lamar, Missouri  64759-1899

                  Rowland H. Geddie, III                      1900 Gulf Street
                                                              Lamar, Missouri  64759-1899

                  IN WITNESS WHEREOF, these Articles of Incorporation have been signed this
28th day of February, 2002.

                                                                             /s/ Rowland H. Geddie, III
                                                                      Rowland H. Geddie, III, Incorporator

STATE OF MISSOURI                 ss.
                                  ss.
COUNTY OF BARTON                  ss.

         I, Cheri C. Moss, a Notary Public, do hereby certify that on the 28th day of February,
2002, personally appeared before me Rowland H. Geddie, III, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                                                                   /s/ Cheri C. Moss
                                                                          Cheri C. Moss, Notary Public

My commission expires:

April 26, 2005